UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 06/22/2017

BEMAX INC.

(Exact name of registrant as specified in its charter)

Nevada	333-197756	46-554081
(State or other jurisdiction)	(Commission file number)	(IRS Employer Identification No.)

625 Silver Oak Drive Dallas, GA (Address of principal executive offices)	30132 (Zip Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 22, 2017 Bemax Inc. received approval from Wal-Mart Stores, Inc. to supply its private label products to Wal-Mart.com customers. The company will supply its brands of Mother’s Touch disposable diapers to Wal-Mart customers through Wal-Mart.com. As an approved Wal-Mart vendor, the company received a supplier and agreement number with access to appropriate Wal-Mart suppliers’ portal. The company has commenced the onboarding process of its private label disposable diapers to Wal-Mart.com

The company will service Walmart customers through two warehouse locations out of Atlanta and Bellingham.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEMAX INC.

 (Registrant)

Date:  June 26, 2017

By: /s/ Taiwo Aimasiko